                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                        AMENDMENT NO. 1 TO CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): March 15, 2002

                            POINT THERAPEUTICS, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                        0-19410              04-3216862
(State or other jurisdiction of          (Commission          (I.R.S. Employer
 incorporation or organization)          file number)        Identification No.)

       75 Kneeland Street
      Boston, Massachusetts                                           02111
(Address of principal executive offices)                           (Zip Code)

                                 (617) 636-0680
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)

                                INTRODUCTORY NOTE

     On March 15, 2002, HMSR Inc. (now renamed Point Therapeutics, Inc.) (the "Company"), a Delaware corporation, PT Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("PT Acquisition"), and Point Therapeutics, Inc. (now renamed Point Therapeutics Massachusetts, Inc.) ("Point Massachusetts"), a Massachusetts corporation, consumated a merger (the "Merger"). Pursuant to an Agreement and Plan of Merger, dated as of November 15, 2001, PT Acquisition merged with and into Point Massachusetts. Point Massachusetts was the surviving corporation in the Merger and became a wholly-owned subsidiary of the Company.

     On March 28, 2002, the Company filed a Current Report on Form 8-K (the "Current Report") to report the Merger. The purpose of this Amendment No. 1 to the Current Report is to file the financial statements of the business acquired and the pro forma financial statements required by Item 7.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)  Financial Statements of the Business Acquired.

          The required financial statements are attached hereto on pages F-1 through F-18.

     (b)  Pro Forma Financial Information.

          The required financial statements are attached hereto on pages F-19 through F-22.

     (c)  Exhibits.

          23.1 Consent of Ernst & Young LLP.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      POINT THERAPEUTICS, INC.


         Date: May 24, 2002           By:  /s/ Donald R. Kiepert, Jr.
                                           ----------------------------
                                           Donald R. Kiepert, Jr.
                                           President and Chief Executive Officer

                                      INDEX

                                                                     Pages
                                                                     -----

     Report of Independent Auditors................................  F-1

     Point Therapeutics, Inc. Financial Statements.................  F-2  - F-6

     Point Therapeutics, Inc. Notes to Financial Statements........  F-7  - F-18

     Unaudited Pro Forma Financial Information.....................  F-19 - F-21

     Notes to Unaudited Pro Forma Financial Information............  F-22

                         Report of Independent Auditors

Board of Directors and Stockholders
Point Therapeutics, Inc.

We have audited the accompanying balance sheets of Point Therapeutics, Inc. (a development stage company) (the "Company") as of December 31, 2001 and 2000, and the related statements of operations, stockholders' equity (deficit), and cash flows for each of the three years in the period ended December 31, 2001 and the period from September 3, 1996 (date of inception) through December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Point Therapeutics, Inc. at December 31, 2001 and 2000, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2001, and the period from September 3, 1996 (date of inception) through December 31, 2001, in conformity with accounting principles generally accepted in the United States.

                                                 /s/ Ernst & Young LLP


Boston, Massachusetts
March 15, 2002

                            Point Therapeutics, Inc.
                          (A Development Stage Company)

                                 Balance Sheets

                                                                              December 31,
                                                                         2001             2000
                                                                     --------------------------------
Assets
Current assets:
   Cash and cash equivalents                                           $ 5,563,344       $ 4,477,954
   Prepaid expenses                                                          6,532             6,049
                                                                     --------------------------------
Total current assets                                                     5,569,876         4,484,003

Office and laboratory equipment, net                                        81,187            66,533
                                                                     --------------------------------

                                                                       $ 5,651,063       $ 4,550,536
                                                                     ================================

Liabilities and stockholders' equity
Current liabilities:
   Accounts payable                                                    $   637,513       $   381,444
   Accrued professional fees                                                66,000            55,000
   Deferred merger consideration                                           500,000                 -
   Accrued severance                                                       168,800                 -
   Other current liabilities                                                     -            10,935
                                                                     --------------------------------
Total current liabilities                                                1,372,313           447,379

Patent liability, less current portion                                      60,634            64,213

Stockholders' equity:
   Common stock, $0.01 par value; shares authorized;
     7,386,565 shares issued and outstanding in 2001
     and 5,981,998 shares issued and outstanding in 2000.                   73,866            59,820
   Additional paid-in capital                                           13,475,255         8,103,107
   Deficit accumulated during the development stage                     (9,331,005)       (4,123,983)
                                                                     --------------------------------
                                                                         4,218,116         4,038,944
                                                                     --------------------------------

                                                                       $ 5,651,063       $ 4,550,536
                                                                     ================================


See accompanying notes.

                            Point Therapeutics, Inc.
                          (A Development Stage Company)

                            Statements of Operations



                                                                                                    Period from
                                                                                                 September 3, 1996
                                                                                                     (date of
                                                                                                inception) through
                                                           Year ended December 31,                  December 31,
                                               2001               2000              1999               2001
                                        ----------------------------------------------------------------------------
License revenue                              $          -       $  4,333,000       $    667,000     $   5,000,000
Sponsored research revenue                              -            900,000          1,200,000         2,400,000
                                        ----------------------------------------------------------------------------
Total revenues                                          -          5,233,000          1,867,000         7,400,000

Operating expenses:
   General and administrative                   2,010,127            854,072            839,287         5,169,621
   Research and development                     3,422,358          2,296,208          2,293,250        12,203,353
                                        ----------------------------------------------------------------------------
Income (loss) from operations                  (5,432,485)         2,082,720         (1,265,537)       (9,972,974)

Interest income                                   225,463            259,363            112,292           724,621
Interest expense                                        -                  -             (8,541)          (82,652)
                                        ----------------------------------------------------------------------------

Net income (loss)                            $ (5,207,022)      $  2,342,083       $ (1,161,786)     $ (9,331,005)
                                        ============================================================================

Net income (loss) per share:
   Basic                                     $      (0.74)      $       0.41       $      (0.22)
                                        ============================================================================
   Diluted                                   $      (0.74)      $       0.40       $      (0.22)
                                        ============================================================================

Shares used in computing net
  income (loss) per share:
     Basic                                      7,017,145          5,763,938          5,348,778
                                        ============================================================================
     Diluted                                    7,017,145          5,864,431          5,348,778
                                        ============================================================================


See accompanying notes.

                            Point Therapeutics, Inc.
                          (A Development Stage Company)

                  Statements of Stockholders' Equity (Deficit)

                                                                                                           Deficit
                                                                                       Additional Paid    Accumulated
                                                                                         In Capital/      During the      Total
                                                                    Common Stock         Discount on      Development  Stockholders'
                                                                 Shares       Amount       Stock            Stage        Equity
                                                            -----------------------------------------------------------------------
 Issuance of common stock on September 3, 1996                  2,300,543   $    23,005   $    (3,005)   $         -    $    20,000
 Net loss                                                               -             -             -        (60,135)       (60,135)
                                                            -----------------------------------------------------------------------
Balance at December 31, 1996                                    2,300,543        23,005        (3,005)       (60,135)       (40,135)

 Issuance of common stock on January 22, 1997                     820,716         8,207        (1,072)             -          7,135
 Issuance of common stock on May 7, 1997                          717,890         7,179     1,671,412              -      1,678,591
 Issuance of common stock for license rights on May 7, 1997       372,292         3,723       890,847              -        894,570
 Issuance of common stock on June 17, 1997                         15,606           156        37,344              -         37,500
 Issuance of common stock on October 1, 1997                      426,572         4,266     1,007,293              -      1,011,559
 Net loss                                                               -             -             -     (2,329,746)    (2,329,746)
                                                            -----------------------------------------------------------------------
Balance at December 31, 1997                                    4,653,619        46,536     3,602,819     (2,389,881)     1,259,474

 Issuance of compensatory stock options to nonemployees                 -             -        45,837              -         45,837
 Issuance of warrants in connection with convertible note
   payable                                                              -             -       200,000              -        200,000
 Net loss                                                               -             -             -     (2,914,399)    (2,914,399)
                                                            -----------------------------------------------------------------------
Balance at December 31, 1998                                    4,653,619        46,536     3,848,656     (5,304,280)    (1,409,088)

 Issuance of common stock upon conversion of debt on
   March 9, 1999, net                                             675,549         6,756     1,949,523              -      1,956,279
 Issuance of common stock for license rights on
   March 9, 1999                                                    5,002            50        16,057              -         16,107
 Issuance of compensatory stock options to non-employees                -             -        39,388              -         39,388
 Issuance of common stock pursuant to private placement
   agreement on July 2, 1999, net                                 201,874         2,019       643,111              -        645,130
 Issuance of common stock pursuant to private placement
   agreement on October 12, 1999, net                             185,848         1,858       591,666              -        593,524
 Net loss                                                               -             -             -     (1,161,786)    (1,161,786)
                                                            -----------------------------------------------------------------------
Balance at December 31, 1999                                    5,721,892        57,219     7,088,401     (6,466,066)       679,554

 Issuance of compensatory stock options to nonemployees                 -             -        32,929              -         32,929
 Issuance of common stock pursuant to private placement
   agreement on November 2, 2000, net of issuance costs           260,106         2,601       981,777              -        984,378
 Net income                                                             -             -             -      2,342,083      2,342,083
                                                            -----------------------------------------------------------------------

                            Point Therapeutics, Inc.
                          (A Development Stage Company)

                  Statements of Stockholders' Equity (Deficit)






                                                                                                          Deficit
                                                                                      Additional Paid   Accumulated
                                                                 Common Stock           in Capital/     During the         Total
                                                           --------------------------    Discount       Development    Stockholders'
                                                              Shares      Amount         On Stock          Stage          Equity
                                                           -------------------------------------------------------------------------
Balance at December 31, 2000                                 5,981,998      $ 59,820   $  8,103,107   $ (4,123,983)     $ 4,038,944

 Issuance of compensatory stock options to nonemployees              -             -         22,052              -           22,052
 Issuance of common stock pursuant to private placement
   agreement on April 6, 2001, net of issuance cost          1,352,546        13,526      5,150,616              -        5,164,142
 Issuance of common stock on April 30, 2001                     52,021           520        199,480              -          200,000
 Net loss                                                            -             -           -        (5,207,022)      (5,207,022)
                                                           -------------------------------------------------------------------------

Balance at December 31, 2001                                 7,386,565      $ 73,866   $ 13,475,255   $ (9,331,005)     $ 4,218,116
                                                           =========================================================================



See accompanying notes

                            Point Therapeutics, Inc.
                          (A Development Stage Company)

                            Statements of Cash Flows

                                                                                                                     Period from
                                                                                                                     September 3,
                                                                                                                    1996 (date of
                                                                                                                      inception)
                                                                                                                       through
                                                                          Year ended December 31,                    December 31,
                                                                  2001              2000                1999            2001
                                                           -----------------------------------------------------------------------
Operating activities
Net income (loss)                                           $  (5,207,022)   $   2,342,083        $  (1,161,786)   $  (9,331,005)
Adjustments to reconcile net loss to net
   cash used in operating activities:
     Depreciation                                                  26,317           22,483               18,308           82,885
     Issuance of compensatory stock options                        22,052           32,929               39,388          140,206
     Common stock issued under license agreement                        -                -               16,107          910,677
     Accrued interest on convertible notes                              -                -               82,652           82,652
     Patent costs                                                       -                -                    -           75,557
     Changes in operating assets and liabilities:
       Accounts receivable                                              -           23,022              (23,022)               -
       Prepaid expenses                                              (483)           1,220               20,573          (25,809)
       Accounts payable and accrued expenses                      424,934           92,509             (564,705)         869,869
       Deferred revenues                                                -       (1,333,000)           1,333,000                -
                                                           -----------------------------------------------------------------------
Net cash provided by (used in) operating activities            (4,734,202)       1,181,246             (239,485)      (7,194,968)

Investing activity

Purchase of office and laboratory equipment                       (40,971)         (22,836)             (42,889)        (164,072)
                                                           -----------------------------------------------------------------------
Net cash used in investing activity                               (40,971)         (22,836)             (42,889)        (164,072)

Financing activities

Proceeds from acquisition deposit                                 500,000                -                    -          500,000
Principal payments of patent liability                             (3,579)          (3,253)              (2,959)         (12,479)
Proceeds from issuance of convertible notes                             -                -                    -        1,892,904
Proceeds from issuance of common stock                          5,364,142          984,378            1,238,654       10,541,959
                                                           -----------------------------------------------------------------------
Net cash provided by financing activities                       5,860,563          981,125            1,235,695       12,922,384
                                                           -----------------------------------------------------------------------

Net increase in cash and cash equivalents                       1,085,390        2,139,535              953,321        5,563,344
Cash and cash equivalents at beginning of period                4,477,954        2,338,419            1,385,098                -
                                                           -----------------------------------------------------------------------

Cash and cash equivalents at end of period                  $   5,563,344    $   4,477,954        $   2,338,419    $   5,563,344
                                                           =======================================================================

See accompanying notes.

1.  Basis of Presentation

The Company

Point Therapeutics, Inc. (the "Company" or "Point"), located in Boston, Massachusetts, is a Massachusetts corporation and was formed in 1996 under the name Immune Therapeutics, Inc. The company changed its name to Point Therapeutics, Inc. in 1997.

The Company is developing small molecule drugs for the treatment of certain hematopoietic disorders and for the treatment of cancer. PT-100, the Company's lead product candidate, has the potential to treat a number of different hematopoietic disorders, such as neutropenia (an abnormally low level of a type of white blood cell called a neutrophil) and anemia (an abnormally low level of red blood cells). PT-100 is currently being tested in a Phase I/II clinical study in which cancer patients undergoing chemotherapy are given PT-100 as an adjunct therapy for the treatment of neutropenia.

On November 15, 2001, the Company (renamed Point Massachusetts, Inc. as of
March 15, 2002) entered into an Agreement and Plan of Merger (the "Merger Agreement") with HMSR Inc. ("HMSR"). At that time, HMSR was a publicly traded company with no operations since May 2001 when the operating assets of HMSR had been sold. Under the Merger Agreement, former Point shareholders will own a majority of the outstanding common shares of the combined company. Consistent with Securities and Exchange Commission regulations, the combination of a non-operating public shell corporation (HMSR) with a private operating company (Point) that retains effective control is considered to be the equivalent of the issuance of stock of the private company for the net monetary assets of the shell corporation accompanied by a recapitalization. The accounting is effectively a reverse acquisition without goodwill or other intangible assets.

On March 15, 2002, the HMSR stockholders approved a 1-for-10 reverse split of HMSR common stock and a name change from HMSR to Point Therapeutics, Inc. At the same time, the stockholders of Point formally approved the Merger Agreement. In accordance with the terms of the Merger Agreement, each share of Point common stock outstanding immediately prior to the effective time of the merger (including all shares of Point preferred stock converted prior to the effective time of the merger) was converted into the right to receive 4.16168 shares of HMSR common stock. This ratio also took into account the $500,000 merger consideration fee paid to Point on November 15, 2001. In addition, all outstanding options and warrants of Point were converted at the same rate of
4.16168 shares to one.

For accounting purposes, the merger has been treated as the acquisition of HMSR by Point with the recapitalization of Point to be consistent with the former capital structure of HMSR. As a result, the historical stockholders' equity of Point is presented herein after restatement to reflect all prior equity issuances, both common and convertible preferred shares and related options and warrants, as if the merger had taken place prior to all periods presented and HMSR common shares had been issued.

These financial statements have been presented on the basis of a going concern. Although Point had no revenue and a net loss of $ 5,207,022 in fiscal 2001, the Company has acquired approximately $14,000,000 in cash as a result of the HMSR merger. Management believes that, when combined with Point's cash balance as of December 31, 2001, the resulting cash balance will be sufficient to fund operations for the foreseeable future.

2.  Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash Equivalents

All highly liquid investments with a maturity of three months or less at date of purchase are considered cash equivalents. The carrying value of cash equivalents approximates fair value. At December 31, 2001, the Company's investments consisted entirely of funds deposited in money market funds.

Office and Laboratory Equipment

Office and laboratory equipment is recorded at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of three and five years, respectively.

Income Taxes

The Company provides for income taxes as set forth in Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS 109"). Under SFAS 109, the liability method is used in accounting for income taxes. Deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates in effect when the differences are expected to reverse.

Stock-Based Compensation

The Company accounts for stock option grants in accordance with Accounting Principles Board Opinion (APB) No. 25, Accounting for Stock Issued to Employees, which is based on the intrinsic value method of measuring stock-based compensation. The Company has adopted the disclosure provisions only of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS 123"), which is based on the fair-value method of measuring stock-based compensation.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist primarily of cash equivalents. The risk is minimized by the Company's policies in which investments have relatively short maturities and are only placed with highly rated issuers.

Revenue Recognition

Revenue is deemed earned when all of the following have occurred: all obligations of the Company relating to the revenue have been met and the earning process is complete; the monies received or receivable are not refundable, irrespective of research results; and there are neither future obligations nor future milestones to be met by the Company with respect to such revenue incurred.

Revenues from corporate collaborations are earned based upon research expenses incurred and milestones achieved. Non-refundable payments upon initiation of contracts are deferred and amortized over the period which the company is obligated to participate on a continuing and substantial basis in the research and development activities outlined in each contract. Amounts received in advance of reimbursable expenses are recorded as deferred revenue until the related expenses are incurred. Milestone payments are recognized as revenue in the period in which the parties agree that the milestone has been achieved.

Comprehensive Income (Loss)

The Company follows Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. There was no difference between the Company's net loss and its comprehensive loss for the period presented in the accompanying consolidated statements of operations.

New Accounting Pronouncements

In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS 141") and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 141 requires that all business combinations be accounted for under the purchase method only and that certain acquired intangible assets in a business combination be recognized as assets apart from goodwill. SFAS 142 requires that ratable amortization of goodwill be replaced with periodic tests of the goodwill's impairment and that certain intangible assets other than goodwill be amortized over their useful lives. SFAS 141 is effective for all business combinations initiated after June 30, 2001. The provisions of SFAS 142 are effective for fiscal years beginning after December 15, 2001. Management does not believe that the adoption of this Statement will have a material impact on Point's overall financial position or results of operations.

In August 2001, the FASB issued Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"), which provides the accounting requirements for retirement obligations associated with tangible long-lived assets. This Statement requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. This Statement is effective for the Company's 2003 fiscal year, and early adoption is permitted. Management does not believe that the adoption of this Statement will have a material impact on Point's overall financial position or results of operations.

In October 2001, the FASB issued Statement of Financial Accounting Standards 144, "Accounting for the Impairment or Disposal of Long Lived Assets" ("SFAS 144"), which excludes from the definition of long-lived assets goodwill and other intangibles that are not amortized in accordance with SFAS 142. SFAS 144 requires that long-lived assets to be disposed of by sale be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. SFAS 144 also expands the reporting of discontinued operations to include components of an entity that have been or will be disposed of rather than limiting such discontinuance to a segment of a business. This Statement is effective for the Company's 2002 fiscal year, and early adoption is permitted. Management does not believe that the adoption of this Statement will have a material impact on Point's overall financial position or results of operations.

3.  Agreements

On May 7, 1997, the Company entered into a license agreement (the "Agreement") with the Tufts University School of Medicine ("Tufts"). Under the Agreement, the Company has received a worldwide license to certain patent and patent applications in exchange for a nonrefundable license fee of $50,000. In addition, the Company issued to Tufts, or its designee, 372,292 shares of common stock in 1997 valued at $894,570, which was expensed to research and development based on the fair market value of the common stock at the date of issuance. In 1999, 5,002 shares of common stock, valued at $16,107, were issued to Tufts and expensed in a similar manner.

Commencing May 7, 1999, the Company is required to pay $20,000 per year to Tufts. One-half of this payment is offset against the Company's patent liability through 2010. Thereafter, each payment will be credited against royalties due to Tufts. The Company is obligated to make an additional $107,895 of patent right payments as follows:

           Year ended December 31:

              2002                                          $ 10,000
              2003                                            10,000
              2004                                            10,000
              2005                                            10,000
              2006                                            10,000
              Thereafter                                      57,895
                                                      ------------------
                                                             107,895
           Less amount representing interest                 (43,682)
                                                      ------------------
                                                              64,213
           Less current portion                               (3,579)
                                                      ------------------
                                                            $ 60,634
                                                      ==================

The present value of the patent reimbursement payments, assuming an interest rate of 10%, was expensed to research and development in 1997.

The Agreement also calls for certain milestone payments totaling $300,000 to be paid to Tufts, and a royalty based on future sales of products covered under the Agreement. In addition, the Agreement calls for Tufts to perform research jointly agreed upon with the Company, in the scientific areas covered under the Agreement. The Company was obligated to reimburse Tufts for $500,000 of such research over a two-year period beginning on May 7, 1997. The Company expensed $83,333 of such sponsored research in 1999.

On January 12, 1999, the Company amended the existing license agreement with Tufts and entered into a collaboration agreement to license its developed technology to a pharmaceutical company. Upon signing the agreement, the Company received an initial $2,000,000 nonrefundable license fee. The collaboration also called for development milestone and royalty payments to the Company, as well as an arrangement to equally share all reasonable expenses incurred while obtaining and defending technology patents subsequent to signing this agreement.

Also under the agreement, the Company was to receive $300,000 in quarterly payments over a three-year period, to continue research and development for the benefit of the pharmaceutical company, as long as the agreement remained in effect. The Company recognized $900,000 and $1,200,000 of such revenue in 2000 and 1999, respectively.

In January 2000, the Company amended the master license agreement to reflect the partial completion of a milestone. As a result of this amendment, the Company received in cash and recognized as revenue $3,000,000 from the pharmaceutical company in 2000.

As part of the Agreement, the Company is required to pay Tufts 10% of all milestone payments received and supplemental milestone payments related to the collaboration with the pharmaceutical company. Total payments to Tufts as a result of milestones achieved totaled $412,500 and $200,000 in 2000 and 1999, respectively.

Upon execution of the collaboration, the Company's convertible notes payable were converted into common stock (see Note 4).

In July 2000, the agreement with the pharmaceutical company was terminated. As of December 31, 2001, neither party has any additional financial obligations under this agreement.

4.  Convertible Notes and Warrants

In 1998, the Company issued convertible notes payable with detachable stock purchase warrants in exchange for $2,092,904. The notes were convertible into common stock upon completion of a technology licensing agreement or an equity offering, bore interest at 8.5% and had a maturity date of July 2005. The warrants awarded in 1998 were to purchase 195,062 shares of common stock at a variable price, as determined by the warrant agreement, and expire in 2005. The value of the stock purchase warrants of $200,000, has been accounted for as a cost of the borrowing and has been offset against the outstanding obligation. On January 12, 1999, the Company signed a technology licensing agreement with a pharmaceutical company (see Note 3), which caused the conversion of the notes into 675,549 shares of common stock with a total value of $1,956,279, including $82,652 of accrued interest, less the debt issuance costs of $19,277. The execution of this agreement fixed the warrant exercise price at $2.90. As of December 31, 2001, no warrants have been exercised.

5.  Office and Laboratory Equipment

Office and laboratory equipment consist of the following at December 31:

                                                  2001              2000
                                            ------------------------------------

Laboratory equipment                             $ 138,102        $ 102,346
Computer equipment                                  25,970           20,755
                                            ------------------------------------
                                                   164,072          123,101
Less accumulated depreciation                      (82,885)         (56,568)
                                            ------------------------------------

                                                 $  81,187        $  66,533
                                            ====================================

6.  Operating Lease

The Company leases its office and laboratory facilities from the New England Medical Center. Rent expense amounted to $200,000, $192,000 and $190,380 in 2001, 2000 and 1999, respectively.

7.  Stock Option Plan

The Company has established the 1997 Stock Option Plan (the "Plan"). Under the terms of the Plan, the Company is authorized to grant incentive and nonstatutory stock options to purchase shares of common stock to its employees, officers, directors, and consultants or advisors. The Plan is administered by the Board of Directors. A maximum of 1,144,462 stock options has been reserved for issuance under the Plan.

The exercise price and vesting period of the options are determined by the Board of Directors at the date of grant. The exercise price for incentive stock options cannot be below the fair market value of the Company's stock on the date of grant. Furthermore, the option exercise period will not exceed ten years from the date of grant.

Pro forma net loss information is required by SFAS 123 and has been determined as if the Company had accounted for its employee stock options under the fair value method outlined in SFAS 123. The fair value of options issued at the date of grant was estimated using the Black-Scholes model. Following are the assumptions used in the calculation:

                                                        2001               2000               1999
                                                 ----------------------------------------------------------
Expected life (years)                                   4.00            4.00 - 4.25           4.25
Risk-free interest rate                              3.7% - 4.3%        4.6% - 6.3%        4.6% - 5.4%
Dividends                                               None               None               None



The volatility factor was assumed to be 93% for each of the years ended December 31, 2001, 2000, and 1999. For the year ended December 31, 2001, pro forma net income was $(5,875,495). For the year ended December 31, 2000, pro forma net income was $1,954,100. For the year ended December 31, 1999, pro forma net income was $(1,428,769). The effects on 2001, 2000 and 1999 pro forma net income of expensing the estimated fair value of stock options is not necessarily representative of the effects on reporting the results of operations for future years as the period presented includes only five, four and three years, respectively, of option grants under the Plan.

The following table presents the activity of the Plan for the years ended December 31:

                                                 2001                         2000                       1999
                                    --------------------------------------------------------------------------------------
                                                    Weighted-Average            Weighted-Average          Weighted-Average
                                                       Exercise                     Exercise                  Exercise
                                         Shares         Price            Shares      Price        Shares        Price
                                    --------------------------------------------------------------------------------------
Outstanding at beginning of year         762,403       $  2.87           548,077    $  2.74      323,346       $  2.40
     Granted                             230,973          3.84           218,488       3.22      224,731          3.22
     Canceled                                  -             -            (4,162)      2.40            -             -
                                    --------------------------------------------------------------------------------------

Outstanding at end of year               993,376       $  3.11           762,403    $  2.87      548,077       $  2.74
                                    ======================================================================================

Exercisable at end of year               499,002       $  2.71           333,405    $  2.57      178,107       $  2.40
                                    ======================================================================================

Weighted-average per share fair
   value of options granted
                                       $    2.60                       $    2.21               $    2.20
                                    ======================================================================================

At December 31, 2001, there were 151,086 options available for grant under the Plan.

The following table presents weighted-average price and life information about significant option groups outstanding at December 31, 2001:

          Options Outstanding                                             Options Exercisable
----------------------------------------                         ------------------------------------
                                             Weighted-Average
      Exercise               Number              Remaining             Number       Weighted-Average
        Price             Outstanding        Contractual Life        Exercisable     Exercise Price
------------------------------------------------------------------------------------------------------
        $2.40                319,184               5.79                312,942            $2.40
        $3.22                443,219               7.80                186,060            $3.22
        $3.84                230,973               9.67                      -            $   -


8.  Common Stock

On July 2, 1999, the Company issued 201,874 shares of common stock at $3.22 per share to institutional investors pursuant to a private placement agreement. Under this agreement, the Company had the ability to sell up to an additional 416,168 shares at the same purchase price to other buyers for a limited amount of time. On October 12, 1999, a total of 185,848 shares were sold to both institutional and individual investors at $3.22 per share.

During November 2000, the Company issued 260,106 shares of Common Stock to a corporate investor at a price of $3.84 per share. The stock was issued pursuant to a letter of intent that allowed the investor exclusive rights, but no obligation, to purchase the Company within a given period. Subsequent to year end, the agreement was mutually terminated.

During April 2001, the Company issued 52,021 shares of Common Stock at a price of $3.84 per share to an institutional investor. The investment was made pursuant to the investors' right to participate in the sale of Common Stock, up to their ownership percentage, under the current common stockholders' agreement.

During April 2001, the Company issued 1,352,546 shares of Common Stock to outside investors at a price of $3.84 per share.

9.  Income Taxes

The Company's effective income tax rate as of December 31, differed from the expected US federal tax statutory expense as set forth below:


                                                                       December 31,
                                                        2001               2000               1999
                                                 -----------------------------------------------------
Expected tax expense (benefit)                   $    (601,932)      $   796,310       $   (395,000)

State income taxes, net of federal benefit            (326,480)          148,920            (70,650)

Stock compensation expense and other                     9,028            12,050             14,870

  Carryforward (utilization) of net
    operating losses                                   919,384          (957,280)           450,780
                                                 -----------------------------------------------------

  Income tax expense                             $           -       $         -       $          -
                                                 =====================================================


As of December 31, 2001, the Company has net operating loss carryforwards of approximately $6,499,000 and $6,336,000, respectively, to offset future federal and state taxable income, respectively. The Company also has research and development tax credit carryforwards of approximately $290,000 and $206,000 to offset future federal and state tax liability, respectively. The net operating loss and research and development tax credit carryforwards may be subject to annual limitations provided in Internal Revenue Code (IRC) sections 382 and 383.

Deferred tax assets at December 31, 2001 and 2000 consist of the following:

                                                                                December 31,
                                                                         2001                 2000
                                                                 ------------------------------------------
Deferred tax liabilities:
   Depreciation                                                   $        (4,664)       $      (3,674)
                                                                 ------------------------------------------
Total deferred tax liabilities                                             (4,664)              (3,674)

Deferred tax assets:
   Net operating loss carryforwards                                     2,606,953            1,202,626
   Research and development credit carryforwards                          426,105              315,752
   Accrued expenses                                                       220,306                 (382)
   Intangible assets                                                      284,050              314,774
                                                                 ------------------------------------------
Total deferred tax assets                                               3,537,414            1,832,770
                                                                 ------------------------------------------
Net deferred tax assets:                                                3,532,750            1,829,096
Valuation allowance                                                    (3,532,750)          (1,829,096)
                                                                 ------------------------------------------

Net deferred taxes                                                $             -        $           -
                                                                 ==========================================

The Company has established a valuation allowance equal to the net deferred tax assets, as their utilization is not probable at this time. The valuation allowance increased by $1,703,654 during 2001.

10.  Net Income (Loss) Per Share

Net loss per share is presented under the requirements of FAS No. 128, "Earnings per Share" ("FAS 128"), which requires disclosure of basic and diluted earnings per share. Basic and diluted earnings per share is calculated using the weighted average number of shares of common stock outstanding during the period, less shares subject to repurchase. Diluted earnings per share includes the impact of potentially dilutive securities. As the Company's potentially dilutive securities (stock options, warrants and convertible preferred stock) were anti-dilutive for the years ended December 31, 2001 and 1999, they have been excluded from the computation of weighted-average shares used in computing dilutive net loss per share for the years ended December 31, 2001 and 1999. Dilutive shares are included in the calculation for the year ended December 31, 2000.

                                                                       Year ended December 31,
                                                              2001               2000              1999
                                                       ------------------- ----------------- ------------------
Net income (loss)                                         $ (5,207,022)      $  2,342,083      $ (1,161,786)
                                                       =================== ================= ==================

Weighted-average shares outstanding:
   Denominator for basic earnings per share                  7,017,145          5,763,938         5,348,778
   Common stock equivalent:
     - stock options                                                 -             80,987                 -
     - warrants                                                      -             19,506                 -
                                                       ------------------- ----------------- ------------------
Denominator for diluted earnings per share                   7,017,145          5,864,431         5,348,778
                                                       =================== ================= ==================

Net income (loss) per share
   Basic                                                  $      (0.74)      $       0.41      $      (0.22)
                                                       =================== ================= ==================
   Diluted                                                $      (0.74)      $       0.40      $      (0.22)
                                                       =================== ================= ==================

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed combined financial statements as of and for the years ending December 31, 2001 and 2002 reflect the accounting for the merger of the Company, PT Acquisition and Point Massachusetts which occurred on March 15, 2002. The merger provided that:

o each outstanding share of Point Massachusetts common stock was exchanged for 4.16168 shares of the Company's common stock, taking into account a 1-for-10 reverse split of the Company's common stock which occurred on March 15, 2002.

o each option and warrant to purchase Point Massachusett's common stock was assumed by the Company and became an option or warrant, as applicable, to purchase the Company's common stock equal to the number of shares of Point Massachusett's common stock that the option or warrant was exercisable for immediately prior to the completion of the merger, multiplied by an exchange rate of 4.16168, taking into account a 1-for-10 reverse split of the Company's common stock which occurred on March 15, 2002.

     Since Point Massachusetts stockholders owned a majority of the outstanding common shares of the Company after the merger and since the Company was a non-operating company with only cash and cash equivalents as assets prior to the Merger, the Company is considered the acquiree in the transaction, but remains the surviving legal entity. Accordingly, the unaudited pro forma condensed combined balance sheet records this transaction as an issuance of Point Massachusetts capital stock for the net monetary assets of the Company. Since this transaction is in substance a recapitalization of Point Massachusetts and not a business combination, no goodwill is required to be recorded.

     The unaudited pro forma condensed combined financial statements are based upon, and should be read in conjunction with, the historical financial statements of the Company included in its report on Form 10-K for the year ended December 31, 2001 which are incorporated by reference in this Form 8-K/A, and the historical financial statements of Point Massachusetts, which are included elsewhere in this Form 8-K/A.

     The unaudited pro forma condensed combined balance sheet as of December 31, 2001 gives effect to:

o the merger of PT Acquisition with and into Point Massachusetts as if it occurred on December 31, 2001; and

o the exchange of shares described above and in the notes to the unaudited pro forma condensed combined financial statements.

     The unaudited pro forma condensed combined statements of operations for the years ended December 31, 2001 and 2000 give effect to the merger of PT Acquisitions with and into Point Massachusetts, as if it had occurred prior to January 1, 2000. The unaudited pro forma condensed combined statements of operations do not:

o purport to represent what the results of operations actually would have been if the merger of PT Acquisition with and into Point Massachusetts had occurred as of the date indicated or what those results will be for any future periods; or

o reflect the Company's historical operations which were sold to Whatman Bioscience, Inc. on May 29, 2001 because Point Massachusetts is considered to be the acquiror for accounting purposes.

     After taking into account a 1-for-10 reverse split of the Company's common stock that was effected immediately prior to the merger, the Company issued approximately 7.38 million shares of common stock to the stockholders of Point Massachusetts in exchange for all the outstanding shares of Point Massachusetts. The 7.38 million shares of common stock issued by the Company to the Point Massachusetts stockholders represents approximately 79% of the voting common stock of the Company.

              Unaudited Pro Forma Condensed Combined Balance Sheet

                             as of December 31, 2001
                                 (in thousands)





                                                               Point           HMSR          Pro Forma         Pro Forma
                                                             Historical     Historical      Adjustments        Combined
                                                            ------------   ------------    -------------     -------------
Current assets:
  Cash and cash equivalents .....................            $   5,563      $   15,108      $        -        $   20,671
  Prepaid expenses ..............................                    7             150               -               157
                                                             ---------      ----------      ----------        ----------
  Total current assets ..........................                5,570          15,258               -            20,828

Fixed assets, net ...............................                   81             500            (500) (A)           81
Other assets ....................................                    -               8               -                 8
                                                             ---------      ----------      ----------        ----------
Total assets ....................................            $   5,651      $   15,766      $     (500)       $   20,917
                                                             =========      ==========      ==========        ==========

Current liabilities:
  Accounts payable ..............................            $     637      $      386      $        -        $    1,023
  Accrued professional fees .....................                   66               -               -                66
  Deferred merger consideration                                    500               -            (500) (A)            -
  Other accrued expenses ........................                  169             229               -               398
                                                             ---------      ----------      ----------        ----------

Total current liabilities .......................                1,372             615            (500)            1,487

Patent liability ................................                   61               -               -                61

Stockholders' equity:
   Common stock .................................                   74              20               -                94


   Additional paid in capital ...................               13,475         112,531         (97,068)(B)
                                                                                                                  28,938
   Accumulated deficit ..........................               (9,331)        (97,068)         97,068 (B)        (9,331)
   Treasury stock ...............................                    -            (332)              -              (332)
                                                             ---------      ----------      ----------        ----------
Total stockholders' equity ......................                4,218          15,151               -            19,369
                                                             ---------      ----------      ----------        ----------
Total liability and stockholders' equity.........            $   5,651      $   15,766      $     (500)       $   20,917
                                                             =========      ==========      ==========        ==========


         Unaudited Pro Forma Condensed Combined Statement of Operations

                       For the Year Ended December 31,2001
                      (in thousands, except per share data)


                                                               Point           HMSR          Pro Forma       Pro Forma
                                                             Historical     Historical      Adjustments      Combined
                                                            ------------   ------------    -------------   -------------
Total Revenues                                               $       -      $        -      $        -      $        -

Operating expenses:
     General and administrative                                  2,010           1,863               -           3,873
     Research and development                                    3,422               -               -           3,422
                                                             ---------      ----------      ----------      ----------
Total operating expenses                                         5,432           1,863               -           7,295
                                                             ---------      ----------      ----------      ----------

Loss from operations                                            (5,432)         (1,863)              -          (7,295)

Interest income                                                    225             346               -             571
                                                             ---------      ----------      ----------      ----------

Net loss from continuing operations                          $  (5,207)     $   (1,517)     $        -      $   (6,724)
                                                             =========      ==========      ==========      ==========
Net loss per share from continuing operations:
Basic                                                        $   (0.74)     $    (0.80)     $        -      $    (0.75)
                                                             =========      ==========      ==========       =========
Diluted                                                      $   (0.74)     $    (0.80)     $        -      $    (0.75)
                                                             =========      ==========      ==========      ==========

Shares used in computing net loss per share from continuing operations:

Basic                                                            7,017           1,907               -           8,924
                                                             =========      ==========      ==========      ==========
Diluted                                                          7,017           1,907               -           8,924
                                                             =========      ==========      ==========      ==========

        Unaudited Pro Forma Condensed Combined Statement of Operations

                      For the Year Ended December 31, 2000
                      (in thousands, except per share data)

                                                               Point           HMSR          Pro Forma       Pro Forma
                                                             Historical     Historical      Adjustments      Combined
                                                            ------------   ------------    -------------   -------------
License revenue                                              $   4,333      $        -      $        -      $    4,333
Sponsored research and development                                 900               -               -             900
                                                             ---------      ----------      ----------      ----------

Total revenues                                                   5,233               -               -           5,233

Operating expenses:
General and administrative                                         854             805               -           1,659
Research and development                                         2,296               -               -           2,296
                                                             ---------      ----------      ----------      ----------
Total operating expenses                                         3,150             805               -           3,955
                                                             ---------      ----------      ----------      ----------

Income (loss) from continuing operations                         2,083            (805)              -           1,278

Other income (expense):
Interest income                                                    259             935               -           1,194
Interest expense                                                     -          (1,056)              -          (1,056)
                                                             ---------      ----------      ----------      ----------
Total other income (expense)                                       259            (121)              -             138
                                                             ---------      ----------      ----------      ----------

Net income (loss) from continuing operations                 $   2,342      $     (926)     $        -      $    1,416
                                                             =========      ==========      ==========      ==========

Net income (loss) per share from continuing
  operations:
Basic                                                        $     .41      $    (0.49)     $        -      $     0.18
                                                             =========      ==========      ==========      ==========
Diluted                                                      $     .40      $    (0.49)     $        -      $     0.18
                                                             =========      ==========      ==========      ==========

Shares used in computing net income (loss)
  per share from continuing operations:
Basic                                                            5,764           1,905      $        -           7,669
                                                             =========      ==========      ==========      ==========
Diluted                                                          5,864           1,905      $        -           7,769
                                                             =========      ==========      ==========      ==========

      Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.  Basis of Presentation

     The pro forma financial information is presented for informational purposes only and is not necessarily indicative of the financial position or operating results which would have occurred had the merger been consummated at the dates indicated, nor are they necessarily indicative of future operating results or financial condition.

2.  Pro Forma Adjustments

        (A) To eliminate deferred merger consideration paid to Point from HMSR on November 15, 2000.

        (B) To reflect the elimination of HMSR's historical accumulated deficit as Point will be the acquiror for accounting purposes.

                                  EXHIBIT INDEX

                  Exhibit
                  Number        Description
                  ------        -----------
                  23.1          Consent of Ernst & Young LLP